Exhibit 10.1

Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10) of Regulation S-K and, where applicable, have been marked with “[***]” to indicate where redactions have been made. The marked information has been redacted because it is both (i) not material and (ii) is the type of information the Corporation treats as private and confidential.

APTOSE BIOSCIENCES INC.

SUBSCRIPTION AGREEMENT

common shares

INSTRUCTIONS

1.	Complete and sign the Execution Page (which follows this cover page) of this Subscription Agreement.

2.	Provide payment of the purchase price in United States dollars by delivering a wire transfer according to the wire instructions below, representing the full subscription price payable by the Subscriber for the Common Shares, set out on the first page of this Subscription Agreement:

Information	Wire Payment Details
Beneficiary Account:	[***]
Beneficiary Name:	[***]
Correspondent:	[***]
Intermediary BK:	[***]
Swift Code:	[***]
Beneficiary Bank:	[***]
Swift:	[***]
Branch Address:	[***]

Any associated wire transfer fees are the responsibility of the Subscriber.

The Subscriber will subscribe for a fixed dollar amount, with the number of Purchased Shares to be determined in accordance with the terms and conditions of this Subscription Agreement.

3.	Return a completed and originally executed copy of this Subscription Agreement and the other documents required to be delivered with it (including payment of the subscription price) by no later than 11:59 p.m. PT on September 5, 2023 to the Corporation or its legal counsel.

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EXECUTION PAGE - SUBSCRIPTION FOR COMMON SHARES

 TO:        Aptose Biosciences Inc. (the “Corporation”)

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Aptose Biosciences Inc. (the “Corporation”) that number of common shares of the Corporation (individually, a “Common Share” and collectively, the “Common Shares”) as will be equal to the Aggregate Subscription Price set out below divided by the Subscription Price (the “Purchased Shares”). The “Subscription Price” per Common Share in respect of the First Investment or Second Investment (each as defined below), as applicable, will be the greater of: (i) the Nasdaq Official Closing Price (as defined herein) immediately preceding the signing of the Subscription Agreement which is equal to $4.04; (ii) the average Nasdaq Official Closing Price of the Common Shares for the five trading days immediately preceding the signing of the Subscription Agreement which is equal to $4.03; and (iii) the median of the volume weighted average trading price of the Common Shares on the Nasdaq Capital Market over the ten (10) trading day period ending on the last trading day before the applicable Closing Date (as defined below) and the volume weighted average trading price of the Common Shares on the Nasdaq Capital Market over the thirty (30) trading day period ending on the last trading day before the applicable Closing Date plus a 10% premium.

The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Shares” and all other documentation contemplated by this agreement (together with this Execution Page, the “Subscription Agreement”). The Subscriber further agrees, without limitation, that the Corporation (and its counsel) may rely upon the Subscriber’s representations, warranties and covenants contained in such documents.

Hanmi Pharmaceutical Co., Ltd.
(Name of Subscriber – please print) /s/ Jae Hyun Park	Aggregate Subscription Price: USD$	7,000,000

(Signature of Subscriber or authorized Signatory) Chief Executive Officer
(Official Capacity or Title – please print) Jae Hyun Park
(Please print name of individual whose signature appears above if different than the name of the Subscriber (Printed above.) 14, Wiryeseong-daero, Songpa-gu, Seoul, 05545, Korea
(Subscriber’s Address) [***]
(Telephone Number) [***]
(E-Mail Address)

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Register the Common Shares as set forth below: [***]	Deliver the Common Shares as set forth below: [X] Same as Registered Address (otherwise complete below)
(Name)	(Name)
(Account Reference, if applicable) [***]	(Account reference, if applicable)
(Address)	(Address) [***]
(Contact Name) [***]
(Address)

Excluding securities subscribed for in this Subscription Agreement, the Subscriber owns, directly or indirectly, or exercises control or direction over:
(a) 215,703 Common Shares.

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ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

September 6, 2023

APTOSE BIOSCIENCES INC.
By:	/s/ Fletcher Payne
Name: Fletcher Payne
Title: Senior Vice President, Chief Financial Officer and Secretary

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TERMS AND CONDITIONS OF SUBSCRIPTION FOR COMMON SHARES

 Terms of the Offering

1.	Offering. The Purchased Shares, subscribed for hereunder by the Subscriber are for aggregate gross proceeds of up to US$7,000,000 (the “Offering”). The Offering will be undertaken in two tranches:

(a)	The first tranche will represent gross proceeds of US$3,000,000 (the “First Investment”), and will be completed as soon as possible following the execution of this Subscription Agreement and the Investor Rights Agreement (as defined below); and

(b)	The second tranche will represent gross proceeds of US$4,000,000 (the “Second Investment”), and is expected to be completed as soon as possible following completion by the Corporation of the following three milestones tied to tuspetinib manufacturing and data release (the “Milestones”):

(i)	Receipt of a Certificate of Analysis (CofA) for Pilot #5 drug substance (API) manufacture;

(ii)	Signing of three Change Orders (COs) with Lonza to allow the manufacture of tablets to proceed; and

(iii)	Press release and related public disclosure by the Corporation of significant positive results related to clinical monotherapy or combination therapy with tuspetinib (HM43239) (the “Results Release”), provided that if such Results Release is not made on or before June 30, 2024, the Subscriber shall have no obligation to complete the Second Investment.

The following may, without limiting the generality of the foregoing, constitute a Results Release:

(A)	Activity as a single agent sufficient to guide a single arm registrational trial in a subgroup of AML patients (supporting the directionality of the single arm Phase II trial, possibly in 3L AML | Prior Gilteritinib | No Prior Venetoclax). Data from 8 efficacy evaluable patients would be sufficient; or

(B)	Activity of a Venetoclax/Tuspetinib doublet against a specific genotypic or phenotypic subgroup of AML patients to guide a randomized registrational trial (sufficient data to support the directionality of the Phase II randomized trial). An applicable subgroup may include a prior therapy profile such as 2L/3L AML | Prior HMA/VEN ± prior targeted therapy. Data from 10 efficacy evaluable patients would be sufficient;

provided that in compliance with Nasdaq Listing Rule 5635(d) in no event shall the Subscriber become entitled as a result of the foregoing investments, to acquire more than 19.99% of the Common Shares issued and outstanding as of the respective Closing Date (on a partially-diluted basis taking into account the number of Common Shares issuable to the Subscriber and any other Common Shares held by or otherwise issuable to the Subscriber) (the “Threshold”), in which case the Second Investment shall be reduced only to the extent exceeding the Threshold and the obligation to fund any amount exceeding the Threshold will be terminated. For the avoidance of doubt, the Second Investment shall not otherwise be reduced from the maximum amount of $4 million contemplated above.

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2.	Use of Proceeds. The Corporation shall use the proceeds from the Offering solely for tuspetinib development expenditures.

3.	Subscription Subject to Acceptance. By signing this Subscription Agreement, the Subscriber offers to subscribe for (i) the number of Common Shares equal to the sum of: (A) the portion of the Aggregate Subscription Price set out on the cover page of this Subscription Agreement allocable to the First Investment, divided by the Subscription Price applicable thereto, and (B) the portion of the Aggregate Subscription Price set out on the cover page of this Subscription Agreement allocable to the Second Investment, divided by the Subscription Price applicable thereto, as applicable, below the Threshold.

In no event shall fractional Common Shares be issued. If the number obtained through the above calculation is not an even number, the number of Common Shares to be issued shall be rounded down to the nearest whole number. This Subscription Agreement is not enforceable against the Corporation or the Subscriber unless (and except to the extent to which) it has been accepted by the Corporation. The Subscriber acknowledges that the subscription for the Purchased Shares will be made in accordance with and subject to the terms and conditions of this Subscription Agreement.

4.	Deliveries by Subscriber. In connection with the purchase of the Purchased Shares, the Subscriber agrees to return the following to the Corporation’s legal counsel, McCarthy Tétrault LLP (“MT”), in accordance with the instructions on the cover page to this Subscription Agreement:

(a)	this Subscription Agreement, completed and signed;

(b)	a wire transfer for the Aggregate Subscription Price for the Purchased Shares, denominated in United States dollars, payable to Aptose Biosciences Inc., with the wire transfer being payable as follows:

Information	Wire Payment Details
Beneficiary Account:	[***]
Beneficiary Name:	[***]
Correspondent:	[***]
Intermediary BK:	[***]
Swift Code:	[***]
Beneficiary Bank:	[***]
Swift:	[***]
Branch Address:	[***]

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(c)	any further documentation required under Applicable Securities Laws or by the Nasdaq Capital Market, the Toronto Stock Exchange (“TSX”) or other regulatory authority, or otherwise contemplated by this Subscription Agreement.

5.	Deliveries by Corporation. The Corporation reserves the right to issue all or part of the Purchased Shares as a non-certificated book position. In such a case, the Subscriber will not receive definitive certificates representing the Purchased Shares and instead will receive only a confirmation from the transfer agent. If the Corporation does not proceed with the non-certificated issuance of the Purchased Shares, the Subscriber will receive definitive certificates representing the Purchased Shares.

6.	Expenses. Each party shall bear its own fees and expenses related to the transactions contemplated by the Transaction Documents. The Corporation shall pay all U.S. federal, state and local stamp and other similar transfer and other taxes and duties levied in connection with issuance of the Purchased Shares pursuant hereto.

7.	Defined Terms. Except to the extent they are otherwise defined in this Subscription Agreement, capitalized terms used in this Subscription Agreement will have the meanings given to them in Annex 1 – Definitions.

8.	Closing. The closing of the sale and issuance of the Purchased Shares (the “Closing”) will take place at such location and time as the Corporation and the Subscriber may determine (the “Closing Time”), in the case of the First Investment on September 6, 2023 or such other earlier or later date as the Corporation and the Subscriber may determine and in the case of the Second Investment as soon as possible following completion of the Milestones on a date determined by the Corporation and the Subscriber (each, the “Closing Date”), subject to satisfaction or waiver by the relevant party of the conditions of Closing as set forth below.

If, at the applicable Closing, the terms and conditions contained in this Subscription Agreement have been satisfied or waived by the relevant party, the Corporation shall notify MT in writing of such and (a) MT will deliver to the Corporation the completed Subscription Agreement, and (ii) the aggregate subscription price for the Purchased Shares and (b) the Corporation will deliver evidence representing the Purchased Shares registered in accordance with the delivery instructions provided by the Subscriber.

9.	Conditions of Closing in Favor of Corporation. The Corporation’s obligation to proceed with each Closing is subject to, among other things, the following conditions being fulfilled or performed on or before the applicable Closing Time:

(a)	The Subscriber delivering to MT, for and on behalf of the Corporation, not later than 5:00 p.m. on the day that is two business days before the applicable Closing Date:

(i)	One fully completed and duly executed copy of this Subscription Agreement;

(ii)	Evidence of completed wire transfer to MT or such other method of payment acceptable to the Corporation, representing the Aggregate Subscription Price payable for the Purchased Shares subscribed for by the Subscriber hereunder;

(iii)	Any further documentation required under Applicable Securities Laws or by the Nasdaq Capital Market, the TSX or other regulatory authority, or otherwise contemplated by this Subscription Agreement.

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(b)	The Corporation accepting the Subscriber’s subscription, in whole or in part;

(c)	The offer, sale and issuance of the Purchased Shares being exempt from the prospectus requirements of Applicable Securities Laws. As used in this Subscription Agreement, “Applicable Securities Laws” means any and all securities laws including, statutes, rules, regulations, by-laws, policies, guidelines, orders, decisions, rulings and awards, applicable in the jurisdictions in which the Purchased Shares will be offered, sold and issued, which for greater certainty includes Canada, the United States and South Korea, as applicable;

(d)	The Subscriber executing and delivering to the Corporation all reports, undertakings or other documents required under Applicable Securities Laws in connection with the offer, sale and issuance of the Purchased Shares to the Subscriber;

(e)	The representations and warranties of the Subscriber having been true and correct as of the date of this Subscription Agreement and being true and correct in respect of certain of such representations and warranties as agreed by the parties at the applicable Closing Time;

(f)	The representations and warranties of the Subscriber having been true and correct as of the date of this Subscription Agreement and being true and correct, in all material respects, in respect of certain of such representations and warranties as agreed by the parties at the applicable Closing Time;

(g)	All covenants contained in this Subscription Agreement in respect of the First Investment or Second Investment, as applicable, having been performed by the Subscriber at or before the applicable Closing Time;

(h)	The closing certificate of the Subscriber in the form of Schedule “C” hereto;

(i)	All documentation relating to the offer, sale and issuance of the Purchased Shares being in form and substance satisfactory to the Corporation; and

(j)	In the case of the Second Investment only, the Corporation agreeing, in its sole discretion, to receive the Second Investment.

10.	Conditions of Closing in Favor of Subscriber. The Subscriber’s obligation to proceed with each Closing is subject to, among other things, the following conditions being fulfilled or performed on or before the applicable Closing Time:

(a)	The Corporation obtaining all orders, permits, approvals, waivers, consents, licenses or similar authorizations of Regulators necessary to complete the offer, sale and issuance of the Purchased Shares. As used in this Subscription Agreement, “Regulator” means (i) any governmental or public entity department, court, commission, board, bureau, agency or instrumentality, (ii) any quasi-governmental, self-regulatory or private body exercising any regulatory authority and (iii) any stock exchange, including without limitation the Nasdaq Capital Market and the TSX;

(b)	The representations and warranties of the Corporation having been true and correct as of the date of this Subscription Agreement and being true and correct, in all material respects, in respect of certain of such representations and warranties as agreed by the parties at the applicable Closing Time;

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(c)	The representations and warranties of the Corporation having been true and correct as of the date of this Subscription Agreement and being true and correct in respect of certain of such representations and warranties as agreed by the parties at the applicable Closing Time;

(d)	All covenants contained in this Subscription Agreement in respect of the First Investment or Second Investment, as applicable, having been performed by the Corporation at or before the applicable Closing Time;

(e)	The investor rights agreement between the Corporation and the Subscriber substantially in the form attached hereto as Schedule A (the “Investor Rights Agreement”, together with this Subscription Agreement and any other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby, collectively being the “Transaction Documents”) shall be executed and delivered by the parties thereto;

(f)	The closing certificate of the Corporation in the form of Schedule “B” hereto;

(g)	The receipt of an opinion of counsel to the Corporation, in a form mutually agreed by the Corporation and the Subscribe prior to the date of this Subscription Agreement, in relation to the offer, sale and issue of the Purchased Shares, including that the transactions contemplated by this Subscription Agreement will not require shareholder approval of the Corporation or the approval of the Committee on Foreign Investment in the United States (CFIUS);

(h)	Completion of customary financial and legal due diligence to the satisfaction of the Subscriber, in its sole discretion;

(i)	The transactions contemplated by this Subscription Agreement will not require shareholder approval of the Corporation;

(j)	All documentation relating to the offer, sale and issuance of the Purchased Shares being in form and substance satisfactory to the Subscriber; and

(k)	In the case of the Second Investment only:

(i)	the completion of the Milestones; and

(ii)	no Material Adverse Effect subsequent to the Closing of the First Investment.

11.	Representations, Warranties, Acknowledgments and Covenants of the Subscriber. The Subscriber represents, warrants, acknowledges and covenants to the Corporation (and acknowledges that it is relying thereon) both at the date hereof and at each Closing Time that:

(a)	it recognizes that the purchase of the Common Shares involves a high degree of risk including, but not limited to, the following: (i) an investment in the Corporation is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Corporation and the Common Shares; (ii) the Subscriber may not be able to liquidate his, her or its investment; (iii) there are restrictions on the ability of the Subscriber to sell the Common Shares; (iv) in the event of a disposition, the Subscriber could sustain the loss of its entire investment; and (v) the Corporation has not paid any dividends since its inception and does not anticipate paying any dividends in the near future;

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(b)	it acknowledges and represents that it: (i) has adequate means of providing for its current financial needs and contingencies, (ii) has knowledge and experience in business and financial matters and prior investment experience, including investments in common shares without the benefit of a prospectus; (iii) recognizes the speculative nature of an investment in the Common Shares; (iv) is able to bear the economic risk that it hereby assumes; and (v) could afford a complete loss of such investment in the Common Shares;

(c)	it is aware that there are restrictions on the Subscriber’s ability to resell the Common Shares and it is the Subscriber’s responsibility to consult the Subscriber’s own advisors to find out what those restrictions are and to comply with them before selling the Common Shares, and confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto; acknowledges that it is aware of the characteristics of the Common Shares, the risks relating to an investment therein and of the fact that it may not be able to resell the Common Shares, except in accordance with limited exemptions under applicable securities legislation until expiry of the applicable restricted period and compliance with the other requirements of applicable law;

(d)	it is aware that the certificates representing the Purchased Shares will bear a legend (or an ownership statement issued under a book-entry system will bear legend restriction notations) in substantially the following form:

“THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUCH SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY.”

(e)	it has been furnished by the Corporation with all information regarding the Corporation, the terms and conditions of the offering of the Purchased Shares and any additional information that it has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Corporation concerning the Corporation and the terms and conditions of the offering of the Purchased Shares;

(f)	it has not received or been provided with, nor has it requested, nor does it have any need to receive, any offering memorandum, any prospectus, sales or advertising literature, or any other document describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, a prospective purchaser in order to assist it in making an investment decision in respect of the Purchased Shares and the Subscriber’s decision to subscribe for the Purchased Shares was not based upon, and the Subscriber has not relied upon, any oral or written representations as to facts made by or on behalf of the Corporation, except as set forth herein and in the Corporation’s current public disclosure record available on the system for electronic document analysis and retrieval at www.sedarplus.com and www.sec.gov. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Subscription Agreement and the purchase of the Purchased Shares hereunder. The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of the Subscriber’s consideration of an investment in the Purchased Shares and the results of Subscriber’s own independent investigation;

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(g)	it has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or other means of telecommunications or other form of advertisement (including electronic display such as the Internet) with respect to the distribution of the Purchased Shares;

(h)	unless disclosed to the Corporation, the Subscriber is not a “control person” of the Corporation (within the meaning of applicable Canadian securities laws, and which generally includes a person holding or controlling (alone or in concert with other persons) more than 20% of the Common Shares), and unless disclosed to the Corporation, the purchase of securities under the offering will not result in the Subscriber becoming a “control person”;

(i)	it is purchasing the Purchased Shares as principal for its own account, not for the benefit of any other person, for investment only and not with a view to the resale or distribution of all or any of the Purchased Shares, it is resident in the jurisdiction set out as the “Subscriber’s Address” on the face page hereof and that address is not being used solely for the purpose of acquiring the Purchased Shares;

(j)	it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), by virtue of being a corporation with total assets of greater than US$5,000,000;

(k)	it is aware that the Corporation is relying on exemptions from the requirements under Applicable Securities Laws to provide the Subscriber with a prospectus, and no prospectus or registration statement has been filed by the Corporation with any stock exchange or regulatory authority in connection with the issuance of the Purchased Shares, and as a consequence:

(i)	the Subscriber is restricted from using some of the civil remedies otherwise available under applicable securities laws and certain protections, rights and remedies provided by certain securities laws, including statutory rights of rescission or damages, will not be available to the Subscriber; and

(ii)	the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under Applicable Securities Laws;

(l)	it acknowledges that:

(i)	no stock exchange, securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchased Shares;

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(ii)	there is no government or other insurance covering the Purchased Shares; and

(iii)	there are risks associated with the purchase of the Purchased Shares;

(m)	it understands that the Purchased Shares have not been registered under the U.S. Securities Act and therefore will be “restricted securities” in the United States and may be offered or sold only in transactions exempt from the registration requirements of the U.S. Securities Act and applicable state securities law;

(n)	it undertakes and agrees that it will not offer or sell Purchased Shares except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules, and the Subscriber is solely responsible for compliance with such legislation, rules, and regulations;

(o)	it is duly incorporated or created and validly subsisting under the laws of the jurisdiction of its incorporation, and further certifies that all necessary approvals of directors, shareholders or otherwise have been given and obtained;

(p)	the performance and compliance with the terms hereof, the subscription for the Purchased Shares and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with, or constitute a material default under, or create a state of facts that, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, Applicable Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber;

(q)	the issuance of the Purchased Shares to the Subscriber may be effected by the Corporation without the necessity of the filing of a prospectus or any document with or obtaining any approval from or effecting any registration with any governmental entity or similar regulatory authority having jurisdiction over the Subscriber and will not cause the Corporation to become subject to, or require it to comply with, any disclosure, prospectus, filing, registration or reporting requirements under any Applicable Securities Laws of the Subscriber’s jurisdiction of residence;

(r)	it is knowledgeable of, or has been independently advised as to, the application or jurisdiction of the Applicable Securities Laws of the Subscriber’s jurisdiction of residence which would apply to the purchase of the Purchased Shares;

(s)	it is purchasing the Purchased Shares pursuant to exemptions from the prospectus and registration requirements (or their equivalent) under the Applicable Securities Laws of the Subscriber’s jurisdiction of residence or, if such is not applicable, each is permitted to purchase the Purchased Shares under the Applicable Securities Laws of the Subscriber’s jurisdiction of residence without the need to rely on an exemption;

(t)	the issuance of the Purchased Shares to the Subscriber complies with the requirements of all Applicable Securities Laws in the jurisdiction of its residence;

(u)	this Subscription Agreement and any other documents contemplated hereby, have been duly and validly authorized, executed and delivered by and constitute a legal, valid, binding and enforceable obligation of the Subscriber in accordance with its terms;

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(v)	it will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Purchased Shares as may be required by any securities commission, stock exchange or other regulatory authority. In particular, the Corporation is required to file a report of trade with all applicable Canadian securities regulatory authorities containing personal information about the Subscriber. This report of trade will include the full legal name, head office address and telephone number of the Subscriber, the number of Purchased Shares purchased, the total purchase price paid for such Purchased Shares, the date of each Closing and specific details of the prospectus exemption relied upon under Applicable Securities Laws in Canada to complete such purchase. The Corporation may also be required pursuant to Applicable Securities Laws in Canada to file this Subscription Agreement on SEDAR+ and in the United States on EDGAR. By completing this Subscription Agreement, the Subscriber authorizes the indirect collection of the information described in this Section 11(v) by all applicable Canadian securities regulatory authorities and consents to the disclosure of such information to the public through (i) the filing of a report of trade with such regulatory authorities and (ii) the filing of this Subscription Agreement and the Investor Rights Agreement on SEDAR+;

(w)	none of the funds the Subscriber is using to purchase the Purchased Shares represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTFA”) or the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “Patriot Act”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA or the Patriot Act. To the best of its knowledge: (a) none of the subscription funds to be provided by the Subscriber: (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States or any other jurisdiction; or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and (b) it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith;

(x)	it acknowledges that the Corporation’s counsel is acting as counsel to the Corporation and not as counsel to the Subscriber, and acknowledges that it is solely responsible for and has been encouraged to and should obtain independent legal, income tax and investment advice with respect to its subscription for Purchased Shares and accordingly, has been independently advised as to the meanings of all terms contained herein relevant to the Subscriber for purposes of giving representations, warranties and covenants under this Subscription Agreement;

(y)	no person (including the Corporation) has made to the Subscriber any written or oral representations, except as expressly stated in this Subscription Agreement:

(i)	that any person will resell or repurchase any of the Purchased Shares;

(ii)	that any person will refund the purchase price for the Purchased Shares; or

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(iii)	as to the future price or value of any of the Purchased Shares;

(z)	it is aware that the Corporation may complete additional financings in the future to develop the business of the Corporation and to fund its ongoing development; that there is no assurance that any financings will be available or, if available, that the financings will be available on reasonable terms; any future financings may have a dilutive effect on current securityholders, including the Subscriber; and, if future financings are not available, the Corporation may be unable to fund its ongoing development and the lack of capital resources may result in the failure of its business venture;

(aa)	it does not act “jointly or in concert” (as such phrase is given meaning by Applicable Securities Laws) with any other person for the purposes of the acquisition of the Purchased Shares; and

(bb)	it agrees to comply with Applicable Securities Laws and the policies of the Nasdaq Capital Market and TSX concerning the purchase of, the holding of, and the resale restrictions applicable to, the Purchased Shares.

12.	Representations, Warranties, Acknowledgments and Covenants of the Corporation. The Corporation represents, warrants, acknowledges and covenants to the Subscriber (and acknowledges that it is relying thereon) both at the date hereof and at each Closing Time that:

(a)	Organization, Good Standing and Power.

The Corporation and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Corporation nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Corporation and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)	Authorization, Enforcement.

Each of the Corporation and its Subsidiaries has the requisite corporate or other power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party and, in the case of the Corporation, to issue the Purchased Shares in accordance with the terms hereof and thereof. The execution, delivery and performance by the Corporation of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate or other action (as applicable) on the part of the Corporation, and no further consent or authorization of the Corporation or its Board of Directors or its shareholders, or any other Person is required in order for the Corporation to execute, deliver and perform its respective obligations under the Transaction Documents to which it is a party. Each of the Transaction Documents to which the Corporation is a party has been duly executed and delivered by the Corporation and constitutes a valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application (including any limitation of equitable remedies).

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(c)	Capitalization.

All the outstanding shares in the capital of the Corporation and each of its Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Commission Documents, all outstanding shares in the capital of the Subsidiaries are owned by the Corporation either directly or through wholly owned Subsidiaries and are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. Except as set forth in the Commission Documents and this Subscription Agreement, there are no agreements or arrangements under which the Corporation is obligated to register the sale of any securities under the Securities Act. Except as set forth in the Commission Documents, no shares in the capital of the Corporation are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Corporation is or may become bound to issue additional shares in the capital of the Corporation or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares in the capital of the Corporation other than those issued or granted in the ordinary course of business pursuant to the Corporation’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Corporation to sell restricted securities or as set forth in the Commission Documents, the Corporation is not a party to, and it has no Knowledge of, any agreement restricting the voting or transfer of any shares in the capital stock of the Corporation. Except as set forth in the Commission Documents, there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Subscription Agreement or any of the other Transaction Documents or the consummation of the transactions described herein or therein. The Corporation has made available via SEDAR+ and EDGAR true and correct copies of the Corporation’s Certificate of Incorporation as in effect on the date hereof (the “Charter”), and the Corporation’s Bylaws as in effect on the date hereof (the “Bylaws”).

(d)	Issuance of Securities.

The Purchased Shares have been duly authorized by all necessary corporate action on the part of the Corporation. The Purchased Shares, when issued to the Subscriber in accordance with this Subscription Agreement shall be validly issued and outstanding, fully paid and non-assessable and free from all liens, charges, taxes, security interests, encumbrances, rights of first refusal, preemptive or similar rights and other encumbrances with respect to the issue thereof, and the Subscriber shall be entitled to all rights accorded to a holder of Common Shares.

(e)	No Conflicts.

The execution, delivery and performance by the Corporation of each of the Transaction Documents to which it is a party and the consummation by the Corporation of the transactions contemplated hereby and thereby do not and shall not (i) result in a violation of any provision of the Corporation’s Charter or Bylaws, (ii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give rise to any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Corporation or of the Corporation’s Subsidiaries is a party or is bound, (iii) create or impose a lien, charge or encumbrance on any property or assets of the Corporation or of the Corporation’s Subsidiaries under any agreement or any commitment to which the Corporation or of the Corporation’s Subsidiaries is a party or by which the Corporation or of the Corporation’s Subsidiaries is bound or to which any of their respective properties or assets is subject, or (iv) result in a violation of any Canadian or U.S. federal, state, provincial, local or foreign statute, rule, regulation, order, judgment or decree applicable to the Corporation or of the Corporation’s Subsidiaries or by which any property or asset of the Corporation or of the Corporation’s Subsidiaries are bound or affected (including Applicable Securities Laws in the U.S. and Canada and the rules and regulations of the Nasdaq Capital Market or the TSX), except, in the case of clauses (ii), (iii) and (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations, liens, charges, encumbrances and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Subscription Agreement or the Investor Rights Agreement and as required under the Securities Act and any applicable state securities laws, the Corporation is not required under any Canadian or U.S. federal, state, provincial, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency (including, without limitation, the Nasdaq Capital Market and the TSX) in order for it to execute, deliver or perform any of its respective obligations under the Transaction Documents to which it is a party, or to issue the Purchased Shares to the Subscriber in accordance with the terms hereof and thereof (other than such consents, authorizations, orders, filings or registrations as have been obtained or made prior to the applicable Closing Date); provided, however, that, for purposes of the representation made in this sentence, the Corporation is assuming and relying upon the accuracy of the representations and warranties of the Subscriber in this Subscription Agreement and the compliance by it with its covenants and agreements contained in this Subscription Agreement and the Investor Rights Agreement.

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(f)	Commission Documents, Financial Statements; Disclosure Controls and Procedures; Internal Controls Over Financial Reporting; Accountants.

(i)	The Corporation has timely filed all Commission Documents for the twelve months preceding the date of this Subscription Agreement (the “Filed Commission Documents”). The Corporation has delivered or made available to the Subscriber via EDGAR, SEDAR+ or otherwise true and complete copies of the Filed Commission Documents (including, without limitation, the 2022 Form 10-K) prior to the applicable Closing Date. As of its filing date, each Commission Document (including, without limitation, the 2022 Form 10-K) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other United States and Canadian federal, provincial, state and local laws, rules and regulations applicable to it, and, as of its filing date (or, if amended or superseded by a filing prior to the applicable Closing Date, on the date of such amended or superseded filing) and did not contain any misrepresentation as at the date of such Commission Document and there are no undisclosed material facts with respect to the Corporation. Each Registration Statement, on the date it is filed with the Commission, and on the date it is declared effective by the Commission, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 415 under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, except that this representation and warranty shall not apply to statements in or omissions from such Registration Statement made in reliance upon and in conformity with information relating to the Subscriber furnished to the Corporation in writing by or on behalf of the Subscriber expressly for use therein. The Prospectus and each Prospectus Supplement required to be filed pursuant to this Subscription Agreement or the Investor Rights Agreement after the applicable Closing Date, when taken together, on its date, shall comply in all material respects with the requirements of the Securities Act (including, without limitation, Rule 424(b) under the Securities Act) and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty shall not apply to statements in or omissions from the Prospectus or any Prospectus Supplement made in reliance upon and in conformity with information relating to the Subscriber furnished to the Corporation in writing by or on behalf of the Subscriber expressly for use therein. Each Commission Document required to be filed pursuant to the Investor Rights Agreement, when such document is filed with or furnished to the Commission and, if applicable, when such document becomes effective, as the case may be, shall comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and other federal, state and local laws, rules and regulations applicable to it. There are no outstanding or unresolved comments or undertakings in comment letters received by the Corporation from the Commission. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Corporation under the Securities Act or the Exchange Act. To the Corporation’s Knowledge, the Commission has not commenced any enforcement proceedings against the Corporation or any of its Subsidiaries.

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(ii)	The Corporation and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Except as disclosed in Commission Documents, such disclosure controls and procedures are designed to ensure that material information relating to the Corporation and its Subsidiaries is made known to the Corporation’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Corporation and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Except as disclosed in Commission Documents, such internal control over financial reporting is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language in the Commission Documents fairly presents the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Corporation’s auditors and the Audit Committee of the Board of Directors of the Corporation have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Corporation’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, except as disclosed in Commission Documents, there have been (A) no material weakness in the Corporation’s internal control over financial reporting (whether or not remediated) and (B) no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies.

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(iii)	The Corporation is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, which are applicable to it as of the date hereof.

(iv)	The Corporation’s accountants are set forth in the Commission Documents and, to the Knowledge of the Corporation, such accountants are an independent registered public accounting firm as required by the Securities Act.

(g)	Subsidiaries.

The 2022 Form 10-K sets forth each subsidiary (each, a “Subsidiary,” and collectively, the “Subsidiaries”), of the Corporation as of the date hereof, other than those that may be omitted pursuant to Item 601 of Regulation S-K, showing its jurisdiction of incorporation or organization, and the Corporation does not have any other Subsidiaries as of the date hereof. No Subsidiary of the Corporation is currently prohibited, directly or indirectly, from paying any dividends to the Corporation, from making any other distribution on such Subsidiary’s share capital, from repaying to the Corporation any loans or advances to such Subsidiary from the Corporation or from transferring any of such Subsidiary’s property or assets to the Corporation or any other Subsidiary of the Corporation, except as would not reasonably be expected to have a Material Adverse Effect.

(h)	No Material Adverse Effect or Material Adverse Change, No Undisclosed Liabilities.

Except as otherwise disclosed in any Commission Document, since the end of the Corporation’s most recent audited fiscal year: (i) the Corporation has not experienced or suffered any Material Adverse Effect, and, to the Corporation’s Knowledge, there exists no current state of facts, condition or event which would have a Material Adverse Effect; (ii) there has not occurred any material adverse change, or any development that would reasonably be expected to result in a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Corporation from that set forth in the Commission Documents; (iii) neither the Corporation nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iv) the Corporation has not purchased any of its outstanding Common Shares, nor declared, paid or otherwise made any dividend or distribution of any kind on its Common Shares other than ordinary and customary dividends; and (v) there has not been any material change in the share capital, short-term debt or long-term debt of the Corporation.

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Neither the Corporation nor any of its Subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Corporation or any Subsidiary (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Corporation’s or its Subsidiaries respective businesses since December 31, 2022 and which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(i)	No Undisclosed Events or Circumstances.

No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Corporation, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that would reasonably be expected to have a Material Adverse Effect.

(j)	Indebtedness.

The Corporation’s annual report on Form 10-K for the year ended December 31, 2022 sets forth, as of December 31, 2022, all outstanding secured and unsecured Indebtedness of the Corporation or any Subsidiary, or for which the Corporation or any Subsidiary has commitments through such date. For the purposes of this Subscription Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements, indemnities and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Corporation’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. There is no existing or continuing default or event of default in respect of any Indebtedness of the Corporation or any of its Subsidiaries. The Corporation has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to Title 11 of the United States Code or any similar United States or Canadian federal, provincial or state bankruptcy law or law for the relief of debtors, nor does the Corporation have any Knowledge that its creditors intend to initiate involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under Title 11 of the United States Code or any other United States or Canadian federal, provincial or state bankruptcy law or any law for the relief of debtors. The Corporation is financially solvent and is generally able to pay its debts as they become due.

(k)	Title to Assets.

The Corporation and each of its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Corporation, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Corporation and its Subsidiaries; and any real property and buildings held under lease by the Corporation and its Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Corporation and its Subsidiaries.

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(l)	Actions Pending.

Except as disclosed in Commission Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Corporation, threatened against or affecting the Corporation or any of the Subsidiaries, or any of their respective officers or directors in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.

(m)	Compliance With Laws.

During the 12-month period immediately preceding the date hereof, except as described in the Filed Commission Documents, the Corporation and each of its Subsidiaries is and at all times has been in material compliance with all applicable U.S., Canadian and foreign statutes, rules, or regulations applicable to Corporation and its Subsidiaries (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(n)	Certain Fees.

No brokerage or finder’s fees or commissions are or will be payable by the Corporation or of the Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Subscriber shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 12(n) incurred by the Corporation or of the Subsidiaries that may be due or payable in connection with the transactions contemplated by the Transaction Documents.

(o)	Operation of Business.

The Corporation and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental entity that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Corporation nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, have a Material Adverse Effect. This Section 12(o) does not relate to environmental matters, such items being the subject of Section 12(p).

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(p)	Environmental Compliance.

Other than as set forth in the Commission Documents, to the Knowledge of the Corporation, the Corporation and its Subsidiaries are not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Corporation is not aware of any pending investigation which might lead to such a claim. Other than as set forth in the Commission Documents, there is no judgment, decree, injunction, rule, writ or order of any governmental entity under any Environmental Laws outstanding against the Corporation and its Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)	Material Agreements.

Except as set forth in the Commission Documents, neither the Corporation nor any Subsidiary of the Corporation is a party to any written or oral contract, instrument, agreement commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to an annual report on Form 10-K (collectively, “Material Agreements”). Each of the Material Agreements described in the Commission Documents conform in all material respects to the descriptions thereof contained or incorporated by reference therein. Except as set forth in the Commission Documents, the Corporation and each of its Subsidiaries have performed in all material respects all the obligations then required to be performed by them under the Material Agreements, have received no notice of default or an event of default by the Corporation or any of its Subsidiaries thereunder and are not aware of any basis for the assertion thereof, and neither the Corporation or any of its Subsidiaries nor, to the Knowledge of the Corporation, any other contracting party thereto are in default under any Material Agreement now in effect, the result of which would have a Material Adverse Effect. Except as set forth in the Commission Documents, each of the Material Agreements is in full force and effect, and constitutes a legal, valid and binding obligation enforceable in accordance with its terms against the Corporation and/or any of its Subsidiaries and, to the Knowledge of the Corporation, each other contracting party thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(r)	Transactions With Affiliates.

Except as disclosed in the Commission Documents, none of the Corporation’s officers or directors, or to the Corporation’s Knowledge, none of the Corporation’s shareholders or any family member or Affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

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(s)	Intellectual Property Rights.

The Corporation and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as would not reasonably be expected to have a Material Adverse Effect. None of the Corporation’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, will expire or terminate within two years from the date of this Subscription Agreement, except as would not reasonably be expected to have a Material Adverse Effect. The Corporation has no Knowledge of any infringement by the Corporation or the Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Corporation’s Knowledge, being threatened against, the Corporation or the Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which would reasonably be expected to have a Material Adverse Effect.

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(t)	Investment Corporation Act Status.

The Corporation is not required to be registered as, and immediately after receipt of payment for the Shares will not be required to be registered as, an “investment company” within the meaning of the Investment Corporation Act of 1940, as amended.

(u)	Benefit Plans; Labor Matters.

Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Corporation for current or former employees or directors of, or independent contractors with respect to, the Corporation has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, and the Corporation has complied in all material respects with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements. Each stock option granted under any equity incentive plan of the Corporation (each, a “Stock Plan”) was granted with a per share exercise price no less than the market price per common share on the grant date of such option in accordance with the rules of the Nasdaq Capital Market, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance in all material respects with Applicable Laws and with the applicable Stock Plan(s), (ii) was duly approved by the Corporation’s Board of Directors, and (iii) has been properly accounted for in the Corporation’s financial statements and disclosed, to the extent required, in the Corporation’s filings or submissions with the Commission, and the Nasdaq Capital Market. Neither the Corporation nor any Subsidiary is in violation of or has received written notice of any violation with respect to any United States or Canadian federal, provincial or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are no existing or, to the Knowledge of the Corporation, threatened labor disputes with the employees of the Corporation or any of the Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v)	Taxes.

Each of the Corporation and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all material necessary United States and Canadian federal, provincial, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Corporation or of the Subsidiaries. Except as disclosed in the Commission Documents, no material tax deficiency has been asserted against any such entity, and the Corporation has no Knowledge of any tax deficiency that is likely to be asserted against any such entity that, individually or in the aggregate, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect. All material tax liabilities are adequately provided for on the respective books of the Corporation and the Subsidiaries.

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(w)	Insurance.

The Corporation and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Corporation believes to be prudent and customary in the businesses in which the Corporation and its Subsidiaries are engaged, including, but not limited to, insurance covering real and personal property owned or leased by the Corporation and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Corporation nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Corporation nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(x)	Dilutive Effect.

The Corporation is aware and acknowledges that issuance of the Purchased Shares could cause dilution to existing shareholders and could significantly increase the outstanding number of Common Shares.

(y)	Manipulation of Price.

The Corporation has not, and to its Knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of any of the Purchased Shares, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Purchased Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Corporation. Neither the Corporation nor any of its officers, directors or Affiliates will during the term of this Subscription Agreement, and, to the Knowledge of the Corporation, no Person acting on their behalf will during the term of this Subscription Agreement, take any of the actions referred to in the immediately preceding sentence.

(z)	Securities Act.

The Corporation has complied and shall comply with all Applicable Securities Laws in connection with the offer, issuance and sale of the Securities hereunder, including, without limitation, the applicable requirements of the Securities Act. Each Registration Statement, upon filing with the Commission and at the time it is declared effective by the Commission, shall satisfy all of the requirements of the Securities Act to register the resale of the Registrable Securities included therein by the Subscriber in accordance with the Investor Rights Agreement on a delayed or continuous basis under Rule 415 under the Securities Act at then-prevailing market prices, and not fixed prices. The Corporation is not, and has not previously been at any time, an issuer identified in, or subject to, Rule 144(i).

(aa)	Listing and Maintenance Requirements; DTC Eligibility.

The Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Corporation has taken no action designed to, or which to its Knowledge is likely to have the effect of, terminating the registration of the Common Shares pursuant to the Exchange Act nor has the Corporation received any notification that the Commission is currently contemplating terminating such registration. Except as disclosed in the Filed Commission Documents, the Corporation has not, in the twelve (12) months preceding the date hereof, received any written notice from any Person to the effect that the Corporation is not in compliance with the listing or maintenance requirements of the Nasdaq Capital Market or the TSX. Except as disclosed in the Commission Documents, the Corporation is in compliance with all such listing and maintenance requirements of the Nasdaq Capital Market and of the TSX. The Common Shares are eligible for participation in the DTC book entry system and has shares on deposit at DTC for transferred electronically to third parties via DTC through its DWAC delivery system. The Corporation has not received notice from DTC to the effect that a suspension of, or restriction on, accepting additional deposits of the Common Shares, electronic trading or book-entry services by DTC with respect to the Common Shares is being imposed or is contemplated.

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(bb)	Application of Takeover Protections.

The Corporation and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Corporation’s Charter, any agreement to which the Corporation is a party, the federal laws of Canada or Applicable Securities Laws that is or could become applicable to the Subscriber as a result of the Subscriber and the Corporation fulfilling their respective obligations or exercising their respective rights under the Transaction Documents (as applicable), including, without limitation, as a result of the Corporation’s issuance of the Purchased Shares and the Subscriber’s ownership of the Purchased Shares.

(cc)	Foreign Corrupt Practices.

Neither the Corporation or Subsidiary, nor to the Knowledge of the Corporation, any agent or other Person acting on behalf of the Corporation, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Corporation (or made by any Person acting on its behalf of which the Corporation is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Corruption of Foreign Public Officials Act (Canada), or the regulations promulgated thereunder.

(dd)	Money Laundering Laws.

The operations of the Corporation and its Subsidiaries are and have been conducted at all relevant times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Knowledge of the Corporation, threatened.

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(ee)	OFAC.

Neither the Corporation nor any of its Subsidiaries nor, to the Knowledge of the Corporation, any director, officer, agent, employee or Affiliate of the Corporation or any of its Subsidiaries (i) is currently subject to any sanctions administered by the U.S. government, including the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, Canada or the United Kingdom (including sanctions administered or controlled by His Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or other relevant sanctions authority, and (ii) will use the proceeds of this offering, directly or indirectly, to fund or facilitate the activities of any Sanctioned Persons or entity or any country, region or territory that is, at the time of such funding or facilitation, subject to Sanctions or any person or entity located in a country, region or territory subject to Sanctions (including any administered or enforced by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, Canada or the United Kingdom (including sanctions administered or controlled by His Majesty’s Treasury). Neither the Corporation nor any of its Subsidiaries nor, to the Knowledge of the Corporation, any director, officer, agent, employee or Affiliate of the Corporation or any of its Subsidiaries, is a Person that is, or is 50% or more owned or otherwise controlled by a Person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country, region or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country, region or territory (including at the time of this agreement, Cuba, Iran, North Korea, Syria, Russia and the Crimea, Kherson, Zapirizhzhia, the so-called Denetsk People’s republic and the so-called Luhansk People’s Republic regions of Ukraine) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). The Corporation and its Subsidiaries have not engaged in any dealings or transactions with or for the benefit of Sanctioned Persons, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Corporation or any of its Subsidiaries have any plans to deal or transact with Sanctioned Persons, or with or in Sanctioned Countries.

(ff)	Information Technology; Compliance with Data Privacy Laws.

To the best of the Corporation’s knowledge and as previously disclosed under Commission Documents, (i) there have been no material breaches or violations of (or unauthorized access to) the Corporation, or the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, the “IT Systems”) or any personal, personally identifiable, sensitive, confidential or regulated data (collectively, “Personal Data”) processed or stored by or on behalf of the Corporation or the Subsidiaries, except for those that have been remedied without material cost or liability or the duty to notify any regulator, nor are there any pending internal investigations of the Corporation or the Subsidiaries relating to the same and (ii) the Corporation and the Subsidiaries are presently in compliance in all material respects with all Applicable Laws, statutes and regulations and contractual obligations relating to the privacy and security of IT Systems and Personal Data.

(gg)	No Disqualification Events.

None of the Corporation, any of their predecessors, any affiliated issuer, any director, general partner executive officer, other officer of the Corporation participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Corporation’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Corporation in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Corporation have exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

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(hh)	ERISA.

Except for the Corporation’s 401(k) plan for participation by the Corporation’s employees and as set forth in the Commission Documents, the Corporation is not a party to an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which: (i) is subject to Title IV of ERISA and (ii) is or was at any time maintained, administered or contributed to by the Corporation or any of its ERISA Affiliates (as defined hereafter). These plans are referred to collectively herein as the “Employee Plans.” An “ERISA Affiliate” of any person or entity means any other person or entity which, together with that Person or entity, could be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code. Each Employee Plan has been maintained in material compliance with its terms and the requirements of Applicable Law. Except as set forth in the Commission Documents, there is no liability in respect of post-retirement health and medical benefits for retired employees of the Corporation or any of its ERISA Affiliates, other than medical benefits required to be continued under Applicable Law. No “prohibited transaction” (as defined in either Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Employee Plan; and each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(ii)	No Other Similar Agreement.

Except as disclosed in the Commission Documents, other than the Transaction Documents to which it is a party, the Corporation is not a party to any agreement that is (or that contains any term, obligation or restriction that is) in effect on the date hereof with any Person, other than the Subscriber, relating to any “at the market offering,” “equity line of credit” or any other similar continuous offering in which the Corporation may offer, issue or sell Common Shares or Common Shares Equivalents at a future determined price.

(jj)	Acknowledgement Regarding Subscriber’s Acquisition of Securities.

The Corporation acknowledges and agrees that the Subscriber is acting solely in the capacity of an arm’s-length purchaser with respect to this Subscription Agreement and the transactions contemplated by the Transaction Documents. The Corporation further acknowledges that the Subscriber is not acting as a financial advisor or fiduciary of the Corporation (or in any similar capacity) with respect to this Subscription Agreement and the transactions contemplated by the Transaction Documents, and any advice given by the Subscriber or any of its representatives or agents in connection therewith is merely incidental to the Subscriber’s acquisition of the Securities. The Corporation further represents to the Subscriber that the Corporation’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation of the transactions contemplated thereby by the Corporation, respectively, and their respective representatives. The Corporation acknowledges and agrees that the Subscriber has not made and does not make any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Section 11.

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(kk)	Reporting Issuer

The Corporation is a reporting issuer (or the equivalent) in each of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Quebec, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and the Corporation is not in default of any material requirement of Applicable Securities Laws in Canada, no order ceasing or suspending trading in any securities of the Corporation or prohibiting the sale of the Common Shares has been issued by any competent authority having jurisdiction and remains in effect and, to the knowledge of the Corporation, no proceedings for such purpose are pending, threatened or contemplated.

Indemnification

13.	Indemnification of Subscriber.

(a)	In consideration of the Subscriber’s execution and delivery of this Subscription Agreement and acquiring the Purchased Shares hereunder and in addition to all of the other respective obligations of the Corporation under the Transaction Documents to which it is a party, subject to the provisions of this Section 13, the Corporation shall indemnify and hold harmless the Subscriber, each of its directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Subscriber (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), and the respective directors, officers, shareholders, members, partners, employees, representatives, agents and advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) of such controlling Persons (each, a “Subscriber Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Subscriber Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Corporation in this Subscription Agreement or in the other Transaction Documents to which it is a party or (b) any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Corporation) instituted against such Subscriber Party arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents, other than claims for indemnification within the scope of Section 2.8 of the Investor Rights Agreement; provided, however, that (x) the foregoing indemnity shall not apply to any Damages to the extent, but only to the extent, that such Damages resulted directly and primarily from any acts or failures to act, undertaken or omitted to be taken by such Subscriber Party through its fraud, bad faith, gross negligence, or willful or reckless misconduct.

(b)	The Corporation shall reimburse any Subscriber Party promptly upon demand (with accompanying presentation of documentary evidence) for all legal and other costs and expenses reasonably incurred by such Subscriber Party in connection with (i) any action, suit, claim or proceeding, whether at law or in equity, to enforce compliance by the Corporation with any provision of the Transaction Documents to which it is a party or (ii) any other any action, suit, claim or proceeding, whether at law or in equity, with respect to which it is entitled to indemnification under this Section 13; provided that the Subscriber shall promptly reimburse the Corporation for all such legal and other costs and expenses to the extent a court of competent jurisdiction determines that any Subscriber Party was not entitled to such reimbursement.

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(c)	A Subscriber Party’s right to indemnification or other remedies based upon the representations, warranties, covenants and agreements of the Corporation set forth in the Transaction Documents to which it is a party shall not in any way be affected by any investigation or knowledge of such Subscriber Party. Such representations, warranties, covenants and agreements shall not be affected or deemed waived by reason of the fact that a Subscriber Party knew or should have known that any representation or warranty might be inaccurate or that the Corporation failed to comply with any agreement or covenant. Any investigation by such Subscriber Party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

(d)	To the extent that the foregoing joint and several undertakings by the Corporation set forth in this Section 13 may be unenforceable for any reason, the Corporation shall make the maximum contribution to the payment and satisfaction of each of the Damages which is permissible under Applicable Law.

14.	Indemnification Procedures.

(a)	Promptly after an Subscriber Party receives notice of a claim or the commencement of an action for which the Subscriber Party intends to seek indemnification under this Section 13, the Subscriber Party will notify the Corporation in writing of the claim or commencement of the action, suit or proceeding; provided, however, that failure to notify the Corporation will not relieve the Corporation from liability under this Section 13, except to the extent it has been materially prejudiced by the failure to give notice. The Corporation will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the Corporation acknowledges in writing the obligation to indemnify the Subscriber Party against whom the claim or action is brought, the Corporation may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After the Corporation notifies the Subscriber Party that the Corporation wishes to assume the defense of a claim, action, suit or proceeding, the Corporation will not be liable for any further legal or other expenses incurred by the Subscriber Party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the Subscriber Party, it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Corporation and such Subscriber Party. In such event, the Corporation will pay the reasonable fees and expenses of no more than one separate counsel for all such Subscriber Parties promptly as such fees and expenses are incurred. Each Subscriber Party, as a condition to receiving indemnification as provided in Section 13, will cooperate in all reasonable respects with the Corporation in the defense of any action or claim as to which indemnification is sought. The Corporation will not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. The Corporation will not, without the prior written consent of the Subscriber Party, effect any settlement of a pending or threatened action with respect to which an Subscriber Party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the Subscriber Party from all liability and claims which are the subject matter of the pending or threatened action.

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(b)	The remedies provided for in Section 13 and Section 14 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Subscriber Party at law or in equity.

General

15.	Governing Law. The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the State of New York applicable therein. The parties irrevocably attorn to the exclusive jurisdiction of the courts of the State of New York. EACH OF THE CORPORATION AND THE SUBSCRIBER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR DISPUTES RELATING HERETO. EACH OF THE CORPORATION AND THE SUBSCRIBER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

16.	Time of the Essence. Time shall be of the essence hereof.

17.	Entire Agreement. This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

18.	Assignment. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Subscriber and the Corporation and their respective heirs, executors, administrators, successors and assigns. This Subscription Agreement shall not be assignable by any party without prior written consent of the other parties.

19.	Survival. The representations, warranties, covenants and agreements of the Corporation and the Subscriber contained in this Subscription Agreement shall survive Closing and shall remain in full force and effect for a period of two (2) years following the Closing Date of the Second Investment, unless the Corporation exercises its right not to proceed with the Second Investment pursuant to Section 9(j) or, after June 30, 2024, the Subscriber exercises its right not to proceed with the Second Investment pursuant to Section 1(b)(iii), in which case two (2) years following the date on which notice by the Corporation or the Subscriber is given to the other party of its intention not to proceed with the Second Investment notwithstanding any subsequent disposition or exchange of the Common Shares by the Subscriber.

20.	Modification. Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

21.	Severability. The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, this Subscription Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

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22.	Currency. In this Subscription Agreement, references to “$” or “USD$” are to United States dollars.

23.	Language of Documents. It is the express wish of the parties to this Subscription Agreement that this Subscription Agreement and all related documents be drafted in English. Les parties aux présentes conviennent et exigent que cette convention ainsi que tous les documents s’y rattachant soient rédigés en langue anglaise.

24.	Execution by Facsimile and Counterparts. This Subscription Agreement, including the schedules hereto, may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together will be deemed to constitute one and the same document. If the Subscriber does not deliver a complete copy of this Subscription Agreement to the Corporation, the Corporation shall be entitled to assume that the Subscriber accepts and agrees with all of the terms and conditions of this Subscription Agreement on the pages not delivered at the Closing Time unaltered.

25.	Publicity. The Corporation shall afford the Subscriber and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Subscriber and its counsel on the form and substance of, and shall give due consideration to all such comments from the Subscriber or its counsel on, any press release, Commission filing or any other public disclosure made by or on behalf of the Corporation relating to the Subscriber, its purchase hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, prior to the issuance, filing or public disclosure thereof.

26.	Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or electronic mail delivery at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The address for such communications shall be:

If to the Corporation:

Aptose Biosciences Inc.

12770 High Bluff Drive, Suite 120

San Diego, CA 92130, USA

Attention:	[***]
Email:	[***]

With a copy (which shall not constitute notice) to:

McCarthy Tétrault LLP

500, Grande Allée Est, 9e étage

Québec QC G1R 2J7

Attention:	[***]
Email:	[***]

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With a copy (which shall not constitute notice) to:

Dorsey & Whitney LLP

1400 Wewatta Street, Suite 400

Denver, CO 80202

Attention:	[***]
Email:	[***]

If to the Subscriber:

Hanmi Pharmaceutical Co., Ltd.

14 Wiryeseong-daero, Songpa-gu,

Seoul, 05545, Korea

Telephone Number:	[***]
Email:	[***]
Attention:	[***]

With a copy (which shall not constitute notice) to:

Stikeman Elliott LLP
4200 Bankers Hall West
Calgary, Alberta, Canada
T2P 5C5

Attention:	[***]
Email:	[***]

Either party hereto may from time to time change its address for notices by giving at least five (5) days’ advance written notice of such changed address to the other party hereto.

27.	Headings. The article, section and subsection headings in this Subscription Agreement are for convenience only and shall not constitute a part of this Subscription Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Subscription Agreement instead of just the provision in which they are found.

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Annex 1

Definitions

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to the Subscriber, without limitation, any Person owning, owned by, or under common ownership with the Subscriber, and any investment fund or managed account that is managed on a discretionary basis by the same investment manager as the Subscriber will be deemed to be an Affiliate.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission or any successor entity.

“Commission Documents” shall mean (1) all reports, schedules, registrations, forms, statements, information and other documents filed with or furnished to the Commission by the Corporation pursuant to the reporting requirements of the Exchange Act, including all material filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since December 31, 2022, including, without limitation, the Annual Report on Form 10-K filed by the Corporation for its fiscal year ended December 31, 2022 (the “2022 Form 10-K”), and which hereafter shall be filed with or furnished to the Commission by the Corporation, including, without limitation, the Current Report, (2) each Registration Statement, as the same may be amended from time to time, the Prospectus contained therein and each Prospectus Supplement thereto and (3) all information contained in such filings and all documents and disclosures that have been and heretofore shall be incorporated by reference therein.

“Common Shares Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Current Report” means a current report on Form 8-K describing the material terms of the transactions contemplated by the Transaction Documents, including, without limitation, the issuance of the Purchased Shares to the Subscriber, and attaching as exhibits thereto copies of each of this Subscription Agreement, the Investor Rights Agreement and, if applicable, any press release issued by the Corporation disclosing the execution of this Subscription Agreement by the Corporation, including all exhibits thereto.

“DTC” means The Depository Trust Corporation, a subsidiary of The Depository Trust & Clearing Corporation, or any successor thereto.

“DWAC” shall mean Deposit/Withdrawal at Custodian.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“Investor Rights Agreement” shall have the meaning assigned to such term in Section 10(e).

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“Knowledge” means, with respect to the Corporation, the actual knowledge of the Corporation’s Chief Executive Officer Chief Medical Officer, and President, its Chief Financial Officer and Treasurer, and its General Counsel, in each case after reasonable inquiry of all officers, directors and employees of the Corporation and its Subsidiaries under their direct supervision who would reasonably be expected to have knowledge or information with respect to the matter in question.

“Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Corporation and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general, (B) any change that generally affects the industry in which the Corporation and its Subsidiaries operate, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Subscriber, its Affiliates or its or their successors and assigns with respect to the transactions contemplated by this Subscription Agreement and the Investor Rights Agreement, (E) the effect of any change in applicable laws or accounting rules, or (F) any change resulting from compliance with terms of this Subscription Agreement or the Investor Rights Agreement or the consummation of the transactions contemplated by this Subscription Agreement and the Investor Rights Agreement, or (iii) the Corporation’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to which it is a party to be performed as of the date of determination.

“Nasdaq Official Closing Price” means the closing price of a Common Share as reported on the “Historical NOCP” section of the web site www.Nasdaq.com.

“Person” means any person or entity, whether a natural person, trustee, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority.

“Prospectus” means the prospectus in the form included in a Registration Statement, as supplemented from time to time by any Prospectus Supplement, including the documents incorporated by reference therein.

“Prospectus Supplement” means any prospectus supplement to the Prospectus filed with the Commission from time to time pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein.

“Registrable Securities” shall have the meaning assigned to such term in the Investor Rights Agreement.

“Registration Statement” shall mean a “registration statements” as such term is used in the Investor Rights Agreement.

“Regulation D” shall have the meaning assigned to such term in the recitals of this Subscription Agreement.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

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“SEDAR+” means the Canadian Securities Administrators’ national system for filings, disclosure, payments and information searching in Canada’s capital markets.

“Subsidiary” and “Subsidiaries” shall have the meanings assigned to such terms in Section 12(g).

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SCHEDULE A

Form of INVESTOR Rights Agreement

See Exhibit 10.2 to this Current Report on Form 8-K

SCHEDULE B
Closing Certificate of the Corporation

CLOSING CERTIFICATE

●, 2023

The undersigned, Fletcher Payne, Senior Vice President, Chief Financial Officer and Secretary of Aptose Biosciences Inc., a corporation organized under the laws of Canada (the “Corporation”), delivers this certificate in connection with the Subscription Agreement, dated as of ●, 2023 (the “Subscription Agreement”), by and between the Corporation and Hanmi Pharmaceutical Co., Ltd., a Korean company (the “Subscriber”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Subscription Agreement):

1.	The undersigned is the duly appointed Senior Vice President, Chief Financial Officer and Secretary of the Corporation.

2.	As of the date hereof, the Corporation has no knowledge of a material fact or material change with respect to the Corporation within the meaning of Applicable Securities Laws that has not been generally disclosed.

3.	Attached hereto as Exhibit A is a true, complete and correct copy of the Certificate of Incorporation of the Corporation, as amended through the date hereof, as filed with the Director pursuant to the Canada Business Corporations Act. The Certificate of Incorporation of the Corporation has not been further amended or restated, and no document with respect to any amendment to the Certificate of Incorporation of the Corporation has been filed with the Director pursuant to the Canada Business Corporations Act since the date shown on the face of the state certification relating to the Corporation’s Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Corporation in contemplation of any such amendment or the dissolution, merger or consolidation of the Corporation.

4.	Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Corporation, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the Bylaws of the Corporation has been taken or is currently pending before the Board of Directors or shareholders of the Corporation.

5.	The Board of Directors of the Corporation has approved the transactions contemplated by the Transaction Documents; said approval has not been amended, rescinded or modified and remains in full force and effect as of the date hereof. Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Corporation as of June 6, 2023 and August 10, 2023.

6.	Each person who, as an officer of the Corporation, or as attorney-in-fact of an officer of the Corporation, signed the Transaction Documents to which the Corporation is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

7.	The representations and warranties of the Corporation contained in Sections 12(f) to 12(kk) of the Subscription Agreement are true and correct, in all material respects, as of the date hereof with the same force and effect as if made at and as of the date hereof after giving effect to the transactions contemplated by the Subscription Agreement provided in each case that representations and warranties made as of a specific date shall be required to be so true and correct as of such date only.

B-1

8.	The representations and warranties of the Corporation contained in Sections 12(a) to 12(e) of the Subscription Agreement are true and correct as of the date hereof with the same force and effect as if made at and as of the date hereof after giving effect to the transactions contemplated by the Subscription Agreement provided in each case that representations and warranties made as of a specific date shall be required to be so true and correct as of such date only.

9.	The Corporation has performed all the covenants in the Subscription Agreement to be complied with by the Corporation (unless waived by the Subscriber) at or prior to the applicable Closing Time.

(Signature page follows)

B-2

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

By:
Name: Fletcher Payne
Title: Senior Vice President, Chief Financial Officer and Secretary

B-3

SCHEDULE C
Closing Certificate of the subscriber

CLOSING CERTIFICATE

●, 2023

The undersigned, Jae Hyun Park, Chief Executive Officer of Hanmi Pharmaceutical Co., Ltd., a corporation incorporated under the laws of the Republic of Korea (the “Subscriber”), delivers this certificate in connection with the Subscription Agreement, dated as of ●, 2023 (the “Subscription Agreement”), by and between the Subscriber and Aptose Biosciences Inc. (the “Corporation”), and hereby certifies on the date hereof that (capitalized terms used herein without definition have the meanings assigned to them in the Subscription Agreement):

1.	The undersigned is the duly appointed Chief Executive Officer of the Subscriber.

2.	As of the date hereof, the Subscriber has no knowledge of a material fact or material change with respect to the Corporation within the meaning of Applicable Securities Laws that has not been generally disclosed.

3.	Each person who, as an officer of the Subscriber, or as attorney-in-fact of an officer of the Subscriber, signed the Transaction Documents to which the Subscriber is a party, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

4.	The representations and warranties of the Subscriber contained in Sections 11(e), 11(g), 11(r) to 11(t), and 11(v) to 11(bb) of the Subscription Agreement are true and correct, in all material respects, as of the date hereof with the same force and effect as if made at and as of the date hereof after giving effect to the transactions contemplated by the Subscription Agreement provided in each case that representations and warranties made as of a specific date shall be required to be so true and correct as of such date only.

5.	The representations and warranties of the Subscriber contained in Sections 11(a) to 11(d), 11(f), 11(h) to 11(q), and 11(u) of the Subscription Agreement are true and correct as of the date hereof with the same force and effect as if made at and as of the date hereof after giving effect to the transactions contemplated by the Subscription Agreement provided in each case that representations and warranties made as of a specific date shall be required to be so true and correct as of such date only.

6.	The Subscriber has performed all the covenants in the Subscription Agreement to be complied with by the Subscriber (unless waived by the Corporation) at or prior to the applicable Closing Time.

(Signature page follows)

C-1

IN WITNESS WHEREOF, I have signed my name as of the date first above written.

By:
Name: Jae Hyun Park
Title: chief Executive officer

C-2